EXHIBIT 3(i).3

                                                             8900380508      9AM
                                                                           FILED
                                                                     FEB  7 1989

                            CERTIFICATE OF AMENDMENT
                                     TO THE
                          CERTIFICATE OF INCORPORATION
                                       OF
                               EQUITY GOLD, INC.

Pursuant to the provisions of the Delaware General Corporation Law, EQUITY GOLD, INC. adopts the following Certificate of Amendment to its Certificate of
Incorporation:

     FIRST: The name of the Corporation is EQUITY GOLD, INC.

     SECOND: The following amendment to the Certificate of Incorporation of the Corporation was adopted by resolution provided by the shareholder on the 19th day of January 1989, in the manner prescribed by the Delaware General Corporation Law:

     Paragraph 1 of the Certificate of Incorporation, as amended, of EQUITY GOLD, INC. is hereby repealed and amended by substitution of the following paragraph 1:

              "1. The name of the corporation is EQUITY AU, INC."

     THIRD: The date of adoption of the amendment by the shareholders was January 19, 1989. The date of adoption of the amendment by the Board of Directors was January 19, 1989.

     FOURTH: The number of shares voted for the amendment by the holders of the outstanding shares of common stock was sufficient for the approval of the amendment.

     FIFTH: The manner in which any exchange, reclassification or cancellation of issued shares provided for in the amendments shall be effected as follows:
NONE.

     SIXTH: The manner in which such amendment effects a change in the amount of stated capital and the amount of stated capital changed by such amendment is as follows: NONE.

IN WITNESS WHEREOF the Corporation has caused this Certificate of Amendment to the Certificate of Incorporation to be executed this 14th day of February , 1992.

                                EQUITY GOLD, INC.
                                a Delaware Corporation

                                By:/s/ Gail Holderman
                                --------------------------------
                                Gail W. Holderman
                                President


ATTEST:

/s/WM Allison
--------------------------------
William Allison
Secretary


THE STATE OF OHIO  )
                   )
COUNTY OF Franklin )

BEFORE ME, the undersigned authority, a Notary Public in and for the State of Ohio, on this day personally appeared Gail W. Holderman, President of EQUITY GOLD, INC., a Delaware corporation, known to me to be the person and officer whose name is subscribed to the foregoing instrument, and acknowledged to me that he executed the same as a duly authorized officer of such corporation, and as the act and deed of such corporation, fo the purposes and consideration therein expressed, and in the capacity therein stated.

GIVEN UNDER MY HAND AND SEAL OF OFFICE, this 20th day of January 1989.

/s/ Kimberly S. Waugh
-----------------------
Notary Public, State of Ohio

My Commission Expires:

                                KIMBERLY S. WAUGH
                                NOTARY PUBLIC, STATE OF OHIO
                                MY COMMISSION EXPIRES MARCH 7, 1990
--------------------            ----------------------
                                Printed Name of Notary